REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (the "Agreement") is made and entered into as of January 19, 2000 between GENENTECH, INC., a Delaware corporation ("Genentech"), and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation (the "Purchaser").

      This Agreement is made pursuant to the Private Placement Purchase Agreement, dated as of January 12, 2000 (the "Purchase Agreement"), between Roche Holdings, Inc. ("Roche Holdings") and the Purchaser, which provides for the sale by Roche Holdings to the Purchaser of $1,506,342,000 aggregate principal amount at maturity of Roche Holdings' Liquid Yield Option(TM)Notes due January 19, 2015 (Zero Coupon) (the "LYONs") and the Agreement dated as of January 12, 2000 between Genentech and the Purchaser (the "Genentech Agreement"). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Genentech, Genentech has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement. In the Purchase Agreement, Roche Holdings has agreed to take certain actions in furtherance of the agreements of Genentech set forth in this Agreement.

      The parties hereby agree as follows:

         SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

         Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York or London are closed.

         Closing Date: January 19, 2000, or such other date as may be agreed upon for the sale and purchase of the LYONs pursuant to the Purchase Agreement.

         Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         Exchange Agent: Any person appointed by Roche Holdings as provided in
Section 902 of the Indenture to exchange LYONs.

         Genentech Common Stock: Common stock, par value $0.02 per share, of Genentech.

         Indenture: The Indenture, to be dated as of January 19, 2000, between Roche Holdings and The Bank of New York, as Trustee, pursuant to which the LYONs are being issued, as amended or supplemented from time to time in accordance with the terms thereof.


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      Person: An individual, partnership, limited liability company, corporation, association, trust, joint venture or any other unincorporated organization or entity.

      Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

      Registrable Securities: Shares of Genentech Common Stock issuable upon exchange of LYONs that are Restricted Securities.

      Registration Expenses: See Section 5 hereof.

      Registration Statement: Any registration statement of Genentech that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

      Restricted Securities: Any and all shares of Genentech Common Stock issuable upon exchange of LYONs and at all times subsequent thereto until, as to any Restricted Security, (i) the sale of such Restricted Security has been effectively registered under the Securities Act and such Restricted Security has been disposed of in accordance with the method of distribution set forth in the Registration Statement relating thereto, or (ii) it is distributed to the public, or is otherwise able to be sold, pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act.

      SEC:  The Securities and Exchange Commission.

      Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

      Shelf Registration:  See Section 3 hereof.

      Special Counsel: Shearman & Sterling, special counsel to the Purchaser or such other special counsel as may be designated by the holders of a majority (with holders of LYONs deemed to be the holders, for purposes of determining such majority, of the number of shares of Registrable Securities into which such LYONs would be exchangeable as of the date such designation is made) of shares of Registrable Securities outstanding.


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      Trustee: The Bank of New York until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter Trustee shall mean such successor Trustee.

      SECTION 2.  Securities Subject to this Agreement.

      (a) Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities.

      (b) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person beneficially owns Registrable Securities.

      SECTION 3.  Shelf Registrations.

      (a) Shelf Registrations. As promptly as practicable and, subject to
Section 4(a), in no event later than 120 days after the date hereof, Genentech shall use reasonable efforts to prepare and file with the SEC a Registration Statement (which may include any previously filed Registration Statement meeting the requirements set forth herein) under the Securities Act for an offering to be made on a continuous basis pursuant to Rule 415 (or any similar rule that may be adopted by the SEC) under the Securities Act covering all of the Registrable Securities (the "Shelf Registration").

      (b) The Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such holders in the manner or manners designated by them.

      (c) Genentech shall use reasonable efforts to cause the Shelf Registration to become effective under the Securities Act as soon as practicable after filing in accordance with Section 3(a) hereof and shall keep the Shelf Registration continuously effective until the earlier of (i) the sale pursuant to the Shelf Registration statement of all the securities registered thereunder, (ii) the expiration of the holding period under Section 144(k) of the Securities Act applicable to Registrable Securities after the exchange of the last outstanding LYON for Registrable Securities, (iii) the date all Registrable Securities cease to exist and (iv) two years after maturity of the LYONs.

      (d) Genentech may suspend use of the Prospectus due to pending material corporate developments or any material event that has not yet been publicly disclosed, whether in whole or in part. Promptly after any such suspension, Genentech will deliver a certificate in writing, signed by an authorized officer of Genentech, to Roche Holdings, the holders of Registrable Securities, the Trustee, the Exchange Agent and the Special Counsel setting forth that such an event (without notice of the nature or details of such event) has taken or is taking place and the length of time of suspension of the use of the Prospectus that is part of the Shelf Registration statement. Genentech will use reasonable efforts to ensure that use of the Shelf Registration statement may be resumed as promptly as is practicable. The period of time that the Shelf Registration statement is not available for sales as a result of events under this Section 3(d) shall not exceed in the aggregate 45 days in any 3 month period and 90 days in any 12 month period. Genentech shall also supplement or make

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


amendments to any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used by Genentech or if required by the Securities Act.

      SECTION 4. Registration Procedures. In connection with the registration obligations pursuant to Section 3 hereof, Genentech shall use reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the then intended method or methods of disposition thereof (which shall not include an underwritten offering), and pursuant thereto Genentech shall as expeditiously as possible:

      (a) prepare and file with the SEC, within the time period specified in
Section 3, a Registration Statement or Registration Statements on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof, and use all reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, Genentech shall furnish to the Special Counsel copies of the Registration Statement or Prospectus and all such documents in the form proposed to be filed at least three Business Days prior thereto, which documents will be subject to the review of the Special Counsel, and Genentech shall not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the Special Counsel shall reasonably object on a timely basis (such objection shall be given within five Business Days from the date such Special Counsel receives such Registration Statement, amendment, Prospectus or supplement and if such objection cannot be resolved with good faith efforts within five days from the date such objection is sent, then the 120 day period referred to in Section 3(a) shall be tolled until such objection is resolved), unless Genentech is advised by its counsel that such Registration Statement or amendment thereto or any Prospectus or supplement thereto is required to be filed by applicable law;

      (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act;

      (c) promptly notify the Special Counsel, the Exchange Agent, the Trustee and Roche Holdings and, with respect to any event contemplated by clause (i)(B),
(iv), (v) or (vi) hereof, notify holders of Registrable Securities promptly (and in each case, if requested, confirm any such oral or telephonic notice in writing), (i) when a Prospectus or any Prospectus supplement or post-effective amendment related to such Registrable Securities (A) has been filed, and (B) with respect to a Registration Statement or any post-effective amendment related to such Registrable Securities, when the same has been filed and has become effective, (ii) of the receipt of any comments from the SEC, (iii) of any request by the SEC for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (v) of the receipt by Genentech of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale or


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exchange in any jurisdiction of the United States of America or the initiation of any proceeding for such purpose, (vi) of the happening of any event that makes any statement of a material fact made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or that requires the making of any changes in a Registration Statement or related Prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that the timely filing of a report under the Exchange Act which is incorporated by reference in the Registration Statement and related Prospectus shall constitute effective notice under this subsection (vi); and provided further, that such notice may be the same notice delivered pursuant to Section 3(d); and provided further that notice that an event of the type referred to in this subsection (vi) (without notice of the nature or details of such event) shall constitute effective notice under this subsection (vi)), and (vii) of the determination of Genentech that a post-effective amendment to a Registration Statement would be appropriate;

      (d) use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale or exchange in any jurisdiction of the United States of America, as promptly as practicable;

      (e) if reasonably requested by any holder of Registrable Securities covered by a Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as such holder reasonably requests to be included therein as is required by applicable law or as necessary so that the Registration Statement does not include an untrue statement of a material fact or omit to state a material fact with respect to such holder or such holder's planned method of distribution, (ii) make all required filings of such Prospectus supplement or such post- effective amendment as soon as Genentech has received notification of the matters to be incorporated in such Prospectus supplement or such post-effective amendment, and (iii) supplement or make amendments to any Registration Statement as is required by applicable law;

      (f) furnish to each selling holder of Registrable Securities upon request, and to each of Roche Holdings and the Special Counsel, without charge (subject to the provisions of Section 5), at least one conformed copy of the Registration Statement or Statements and any post-effective amendment thereto, including financial statements and schedules, without charge, as well as all documents incorporated therein by reference or deemed incorporated therein by reference and all exhibits (including those previously furnished or incorporated by reference), at the earliest practicable time under the circumstances after the filing of such documents with the SEC;

      (g) deliver to each holder of Registrable Securities, Roche Holdings and the Special Counsel, without charge (subject to the provisions of Section 5), as many copies of the Prospectus or Prospectuses (including each preliminary prospectus) and any relevant amendment or supplement thereto as such Persons may reasonably request; Genentech consents to the use of such Prospectus or any amendment or supplement thereto in accordance with applicable law and this Agreement by each of the selling holders of Registrable Securities in connection with the offering and sale of the


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Registrable Securities covered by such Prospectus or any amendment or supplement thereto in accordance with applicable law and this Agreement;

      (h) prior to any public offering of Registrable Securities, use reasonable efforts to register or qualify or cooperate with the selling holders of Registrable Securities and the Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale, as the case may be, under the securities or Blue Sky laws of such state or local jurisdictions in the United States as any seller reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that Genentech will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or
(iii) register or qualify securities prior to the effective date of any Registration Statement under Section 3 hereof;

      (i) cooperate with the selling holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities, which certificates shall not bear any restrictive legends; and enable such Registrable Securities to be registered in such names, in all cases consistent with the requirements set forth in the Indenture, as the holders may request;

      (j) subject to the exceptions contained in (i), (ii) and (iii) of subsection (h) hereof, use all reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other Federal, state and local governmental regulatory agencies or authorities in the United States as may be necessary, by virtue of the business and operations of Genentech, to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities and cooperate with each seller of Registrable Securities in connection with any filings required to be made with the National Association of Securities Dealers, Inc.;

      (k) subject to the suspension of the use of the Prospectus that is part of the Shelf Registration statement in accordance with Section 3(d), upon the occurrence of any event contemplated by paragraph 4(c)(vi) or 4(c)(vii) above, as promptly as practicable after the resolution of such an event as determined by Genentech in good faith, prepare and file with the SEC a supplement or post-effective amendment to the applicable Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

      (l) take all customary actions in order to expedite or facilitate the disposition of such Registrable Securities; and


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      (m) comply with all applicable rules and regulations of the SEC and make generally available to Genentech's securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder no later than the date required for the filing of the applicable forms referred to in Rule 158, commencing on the first day of the first fiscal quarter of Genentech commencing after the effective date of a Registration Statement, which statement shall cover said 12-month period.

      Purchaser shall, as a condition to the sale of any Registrable Security, require the holder to whom such Registrable Security is sold to agree to be bound by this Agreement with respect to the obligations of holders of Registrable Securities set forth herein. Genentech may require each selling holder of Registrable Securities under a Shelf Registration to furnish to Genentech such information regarding such selling holder and the distribution of such Registrable Securities, including the information specified in Item 507 of Regulation S-K under the Securities Act, as Genentech may from time to time reasonably request in writing, and each holder in acquiring such Registrable Securities agrees to supply such information to Genentech promptly upon such request.

      Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that (i) within three Business Days of such acquisition, such holder shall provide Genentech, with a copy to the Trustee and the Exchange Agent, with such holder's name, address and telecopier number, if any, (ii) such holder will promptly (and in any case within two Business Days after completion of such sale or distribution) notify Genentech following any sale of Registrable Securities under a Shelf Registration or distribution to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A under the Securities Act) and (iii) upon receipt of any notice from Genentech of the happening of any event of the kind described in Section 4(c)(iii), 4(c)(iv), 4(c)(v) or 4(c)(vi) hereof, such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus and will not resume disposition of such Registrable Securities until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(k) hereof, or until it is advised in writing by Genentech that the use of the applicable Prospectus may be resumed and has received copies of the Registration Statement and Prospectus and any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.

      SECTION 5. Registration Expenses. Except as set forth in the next succeeding sentence, Genentech shall pay the following fees and expenses incurred by it incident to the performance of or compliance with this Agreement by Genentech (i) all stock exchange fees, (ii) all internal expenses in preparing or assisting in preparing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, and other documents relating to Genentech's performance of and compliance with this Agreement, and (iii) all rating agency fees.
Notwithstanding the preceding sentence, Roche Holdings has separately agreed with Genentech to pay (A) all reasonable external fees and expenses incurred by Genentech, including, without limitations, reasonable fees and expenses of counsel for Genentech, reasonable fees and expenses of independent public accounts retained by Genentech (including the reasonable costs connected with the delivery of any comfort letter) and printing expenses, (B) all SEC or National Association of Securities Dealers, Inc. registration and filing fees and (C) all filing fees in connection with compliance with state securities or Blue Sky laws (the Purchaser and the Holders have no obligation


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to pay for such expenses outlined in clauses (A), (B) and (C)). Neither Roche
Holdings nor Genentech shall bear or reimburse the holders of Registrable Securities and LYONs for any fees or expenses incurred by them, including, without limitation, the fees and disbursements of the Special Counsel.

      SECTION 6. Indemnification; Contribution. (a) Indemnification by Genentech. Genentech agrees to indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities and each person who controls any holder (within the meaning of either the Securities Act or the Exchange Act) against any and all losses, claims, damages, liabilities and expenses (including attorneys' fees) caused by any untrue or alleged untrue statement of material fact contained in the Registration Statement, the Prospectus or any preliminary prospectus (each as amended or supplemented, if Genentech shall have furnished any amendments or supplements thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, provided that Genentech shall not be required to indemnify any holder or controlling persons for any losses, claims, damages, liabilities or expenses resulting from any such untrue statement or omission if such untrue statement or omission is made in reliance on and conformity with any written information with respect to such holder furnished to Genentech by such holder expressly for use therein.

      (b) Indemnification by Holders. In connection with any Shelf Registration in which a holder of Registrable Securities is participating, in furnishing information relating to such holder of Registrable Securities to Genentech in writing expressly for use in such Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto, the holders of such Registrable Securities agree, severally and not jointly, to indemnify and hold harmless Genentech, any of its directors and officers who sign a Registration Statement and each person, if any, who controls Genentech within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from Genentech to such holder, but only with respect to information relating to such holder furnished to Genentech in writing by such holder expressly for use in the Registration Statement, or any amendment thereto, or the Prospectus or any preliminary prospectus, or any amendment or supplement thereto.

      (c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or
Section 6(b), such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the


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indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for Genentech, any of its directors or officers who sign the Registration Statement and each person, if any, who controls Genentech within the meaning of either the Securities Act or the Exchange Act and (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for all holders of Registrable Securities and all persons, if any, who control any holders of Registrable Securities within the meaning of either the Securities Act or the Exchange Act, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the holders of Registrable Securities and such controlling persons of holders of Registrable Securities, such firm shall be designated in writing by holders of a majority (with holders of LYONs deemed to be holders, for purposes of determining such majority of the number of shares of Registrable Securities into which such LYONs would be exchangeable as of the date such designation is made) of shares of Registrable Securities. In all other cases, such firm shall be designated in writing by Genentech.
The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this section 6(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or reasonably objected in writing, on the basis of the standards set forth herein, to the propriety of such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

      (d) Contribution. If the indemnification provided for in this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder or insufficient in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 6, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such


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indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

      The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      If indemnification is available under this Section 6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 6(a) and 6(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 6(d).

      Notwithstanding the provisions of this Section 6, no holder of Registrable Securities shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such holder of Registrable Securities and distributed to the public were offered to the public exceeds the amount of any damages that such holder of Registrable Securities has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

      For purposes of this Section 6(d), each person, if any, who controls any holder of Registrable Securities within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution of such holder, and each director or officer of Genentech who signed the Registration Statement, and each person, if any, who controls Genentech within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as Genentech.

      SECTION 7. Rules 144 and 144a. Genentech shall use its reasonable efforts to file the reports required to be filed by them under the Securities Act and the Exchange Act in a timely manner and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any holder of Registrable Securities, make available other information as required by, and so long as necessary to permit, sales of its Registrable Securities pursuant to Rules 144 and 144A under the Securities Act or, in each case, any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require Genentech to register any of their securities pursuant to the Exchange Act.


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      SECTION 8. Miscellaneous. (a) Remedies. In the event of a breach by
Genentech of any of its obligations under this Agreement, each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Genentech agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

      (b) No Inconsistent Agreements. Genentech shall not, on or after the date of this Agreement, enter into any agreement with respect to their securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

      (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented (other than to cure any ambiguity or correct or supplement any provision herein), and waivers or consents to departures from the provisions hereof may not be given, unless Genentech has obtained the written consent of holders of a majority of the shares of Registrable Securities (with holders of the LYONs deemed to be the holders, for purposes of this Section, of the number of shares of Registrable Securities into which such LYONs would be exchangeable as of the date such consent is requested), except in the case of the Purchaser prior to distribution of the LYONs to the holders, then the consent of the Purchaser. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities or holders of LYONs may be given by holders of at least a majority of shares of the Registrable Securities being sold by such holders.

      (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first class mail, or telecopier:

          (i) if to a holder of Registrable Securities, at the most current address or telecopier number given by such holder to Genentech in accordance with the provisions of this Section 8(d) and Section 4, except with respect to the Purchaser prior to distribution of the LYONS, then to the Purchaser at the address set forth on the first page of the Purchase Agreement, attention of Andrew Burch (fax: 650-849-2102), with a copy to William Hinman, Shearman & Sterling, 555 California Street, San Francisco, CA 94104 (fax: (415) 616-1199);

          (ii) if to the Trustee or the Exchange Agent, 101 Barclay Street, New York, New York, attention: Corporate Trust Administrator (Fax: 212-815-5915), and thereafter by such other address, notice of which is given in accordance with the provision of this Section 8(d) by Roche Holdings, the Trustee or the Exchange Agent;

          (iii) if to Roche Holdings, Roche Holdings, Inc., One Commerce Center, Suite 1050, Wilmington, Delaware 19801, attention: Investor Relations (Fax:
     302-425-4713), and thereafter


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


     by such other address, notice of which is given in accordance with the provision of this Section 8(d);

          (iv) if to the Special Counsel, Shearman & Sterling, 555 California Street, San Francisco, CA 94104, attention: William Hinman (Fax:
     415-616-1199), and thereafter by such other address, notice of which is given in accorance with the provision of this Section 8(d); and

          (v) if to Genentech, Genentech, Inc., 1 DNA Way, South San Francisco, California 94080, attention: Corporate Secretary (fax: 650-225-8654), and thereafter by such other address, notice of which is given in accordance with the provision of this Section 8(d).

      All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; the next Business Day after being sent by next-day delivery by a solvent air courier; and when receipt acknowledged, whether telecopied or otherwise (which acknowledgement may be via electronic transmission, such as telecopier confirmation, e-mail receipt or otherwise). All such notices and communications given in accordance with Section 8(d)(i) shall be deemed to have been duly given even if the last address or telecopier number given by a holder of Registrable Securities pursuant to this
Section 8(d) and Section 4 is not current. Furthermore, a good faith effort made by Genentech to give such notices and communications to holders of Registrable Securities shall be deemed sufficient notice hereunder; provided that such notices and communications shall have also been given to the Trustee and the Exchange Agent.

      Copies of all such notices, demands or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

      (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of Registrable Securities.

      (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

      (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by Genentech with respect to the securities sold pursuant to the Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      (k) Securities Held by Genentech or Roche Holdings or their Affiliates; Calculation of Percentage of Registrable Securities. Whenever the consent or approval of holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities and LYONs held by Genentech, Roche Holdings or any of their affiliates shall not be counted in determining whether such consent or approval was given by the holders of such required percentage or amount.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                       GENENTECH, INC.



                                       By    /s/ Stephen G. Juelsgaard
                                         ------------------------------
                                         Name:  Stephen G. Juelsgaard
                                         Title: Senior Vice President,
                                                General Counsel
                                                   and Secretary


                                       MERRILL LYNCH & CO.
                                       MERRILL LYNCH, PIERCE, FENNER & SMITH
                                            INCORPORATED



                                       By    /s/ Andrew W. Burch
                                         ------------------------------
                                         Name:  Andrew W. Burch
                                         Title: Vice President